September 23, 2011

Revolutions Medical Corporation
670 Marina Drive, 3rd Floor
Charleston, SC 29492

Re: Post-Effective Amendment on Form S-1 (File No. 333-167039)

Gentlemen:

We have acted as counsel to Revolutions Medical Corporation, a Nevada corporation (the “Company”), in connection with the preparation and filing by the Company of a post-effective amendment to a registration statement on Form S-1  (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration of a total of (i) 4,422,163 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), including (a) 2,237,163 put shares (“Put Shares”) that we will put to Auctus Private Equity Fund, Inc. (“Auctus”), pursuant to a Drawdown Equity Financing Agreement by and between the Company and Auctus (the “Agreement”) and (b) 2,185,600 shares of Common Stock (the “Shares”) we issued to certain accredited investors in a private offering completed in April 2010; and (ii) 1,879,400 shares of our Common Stock that are issuable upon exercise of outstanding warrants (the “Warrant Shares”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined and relied upon the originals or copies of such documents, corporate records, and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including, without limitation, the following: (a) the articles of incorporation of the Company; (b) the bylaws of the Company; (c) resolutions adopted by the board of directors of the Company relating to the (i) authorization and issuance of the Shares and (ii) authorization of the Put Shares and Warrant Shares, by the Company; and (d) the Registration Statement, including all exhibits thereto.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents, and the accuracy and completeness of the corporate records made available to us by the Company.  As to any facts material to the opinions expressed below, with your permission we have relied solely upon, without independent verification or investigation of the accuracy or completeness thereof, any certificates and oral or written statements and other information of or from public officials, officers or other representatives of the Company and others.

Based upon the foregoing, and in reliance thereon, we are of the opinion that (i) the Shares covered by the Registration Statement are validly issued, fully paid, and non-assessable shares of Common Stock of the Company; (ii) the Put Shares covered by the Registration Statement, when issued and fully paid for in accordance with the terms of the Agreement, will be validly issued, fully paid, and non-assessable; and (iii) the Warrant Shares covered by the Registration Statement, when issued and fully paid for in accordance with the terms of the warrants, will be validly issued, fully paid, and non-assessable.

The opinion expressed herein is limited to the laws of the State of Nevada, including the Nevada Constitution, all applicable provisions of the statutory provisions, and reported judicial decisions interpreting those laws.  This opinion is limited to the laws in effect as of the date the Registration Statement is declared effective by the Commission and is provided exclusively in connection with the public offering contemplated by the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference of this firm under the caption “Legal Matters” in the prospectus which is made part of the Registration Statement.  In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

LUCOSKY BROOKMAN LLP

/s/ Lucosky Brookman LLP